Exhibit 3.11

CERTIFICATE OF FORMATION

OF

BAYOU COVE PEAKING POWER, LLC

This Certificate of Formation dated September 11, 2000, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.              Name. The name of the Company is BAYOU COVE PEAKING POWER, LLC.

2.              Registered Office: Registered Agent: The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

EXECUTED as of the date written first above.

/s/ Austin M. O’Toole
Name: Austin M. O’Toole
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/21/2002
020718259 – 2157806

CERTIFICATE OF MERGER

merging

BAYOU COVE PEAKING POWER, LLC

with and into

EL PASO REMEDIATION COMPANY

Pursuant to Section 264 of the
General Corporation Law of the State of Delaware (“DGCL”)
and Section 18-209 of the
Delaware Limited Liability Company Act (“DLLCA”)

El Paso Remediation Company, a Delaware corporation (the “Company”), for the purpose of merging (the “Merger”) Bayou Cove Peaking Power, LLC, a Delaware limited liability company (the “Subsidiary”), with and into the Company, does hereby certify as follows:

FIRST: That the name and state of domicile of each of the constituent entities to the Merger is as follows:

Name	State of Domicile

Bayou Cove Peaking Power, LLC	Delaware
El Paso Remediation Company	Delaware

SECOND: That an Agreement of Merger dated October 31, 2002 (the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the constituent entities to the Merger in accordance with Section 264(c) of the DGCL and Section 18-209 of the DLLCA.

THIRD: That the name of the surviving corporation is El Paso Remediation Company.

FOURTH: That the existing Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the effective date of the Merger shall be on November 30, 2002.

SIXTH: That an executed copy of the Merger Agreement is on file at the place of business of the surviving corporation, 1001 Louisiana Street, Houston, Texas 77002.

SEVENTH: That a copy of the Merger Agreement will be furnished by the surviving corporation upon request and without cost to any member of the Subsidiary, or to any stockholder of the Company.

IN WITNESS WHEREOF, El Paso Remediation Company has caused this Certificate of Merger to be signed by David L. Siddall, one of its Vice Presidents, and attested by Margaret E. Roark, one of its Assistant Secretaries, this 31st day of October 2002.

EL PASO REMEDIATION COMPANY

		By:	/s/ David L. Siddall
David L. Siddall
Vice President

Attest:

By:	/s/ Margaret E. Roark
Margaret E. Roark, Assistant Secretary

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:39 PM 11/13/2003
FILED 03:39 PM 11/13/2003
SRV 030730612 – 2157806 FILE

LIMITED LIABILITY COMPANY
CERTIFICATE OF CORRECTION
OF THE
CERTIFICATE OF MERGER
OF
BAYOU COVE PEAKING POWER, LLC
WITH AND INTO
EL PASO REMEDIATION COMPANY

*******

Filed in accordance with the provisions of Section 1&311 of the
Limited Liability Company Act of the State of Delaware

*******

The undersigned, being duly authorized to execute and file this Certificate of Correction to the Certificate of Merger on behalf of Bayou Cove Peaking Power, LLC, a Delaware limited liability company (the “Company”), in its capacity as the sole member of the Company, does hereby certify as follows:

1.         The name of the limited liability company is Bayou Cove Peaking Power, LLC.

2.         On November 21, 2002, a Certificate of Merger was filed with the Secretary of State of the State of Delaware (the “Certificate of Merger”), effecting as of November 30, 2002, the merger of the Company with and into El Paso Remediation Company, a Delaware corporation (“El Paso”) that requires correction as permitted by Section 18-211 of the Delaware Limited Liability Company Act (the “Merger”).

3.         The inaccuracy or defect of the Certificate of Merger to be corrected is as follows: The Certificate of Merger was filed in error. E1 Paso was not the sole member of the Company at the time of the Merger and had no authority to execute the merger agreement or the member consent authorizing the Merger. The sole member at the time of the Merger was NRG Bayou Cove LLC, which remains the sole member as of the date hereof.

4.         The Certificate of Merger and the Merger effected thereby are hereby declared null and void.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Correction to the Certificate of Merger as of the 13th day of November 2003.

NRG BAYOU COVE LLC,
as sole member and authorized person

By:	/s/ George Schaefer
George Schaefer
Treasurer

EL PASO REMEDIATION COMPANY

By:	/s/ David L. Siddall
David L. Siddall
Vice President